SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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         |_| Preliminary Proxy Statement |_| Definitive Proxy Statement

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                                            ss. 240.14a-12

 |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))


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                              TEKINSIGHT.COM, INC.

                (Name of Registrant as Specified in Its Charter)

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HEADLINE: TEKINSIGHT To Merge With DynCorp's State Government Subsidiary

DATELINE: IRVINE, Calif., April 26, 2001

BODY:

   Combination Will Create a $100+ Million Balanced State and Local Government IT and Management Services Revenue Stream, With a Contract Backlog in Excess of $100 Million

   TEKINSIGHT.com Inc. (Nasdaq:TEKS)(Nasdaq:TEKSP)(Nasdaq:TEKSW), a leading provider of productivity-enhancing technologies and solutions to state and local government, and DynCorp, based in Reston, Va., today announced that they have signed a definitive agreement to merge DynCorp's state government services subsidiary, DynCorp Management Resources (DMR), with TEKINSIGHT'S multi-state electronic government and IT services organization.

   DynCorp, with revenues of $1.8 billion and a contract backlog of more than $6 billion, is among the largest employee-owned technology services companies in the United States.

   Under the terms of the proposed transaction, which must be approved by TEKINSIGHT shareholders and is subject to specified contingencies, TEKINSIGHT will issue new shares of a newly created Class B Common Stock as consideration for the transaction. Upon completion, DynCorp will hold approximately 40 percent of TEKINSIGHT'S fully diluted common equivalent shares.

   "We are delighted to be associated with a company of DynCorp's caliber. Attracting one of the leaders in the government services market validates TEKINSIGHT'S balanced, full service approach to providing government transformation solutions," commented Steven J. Ross, TEKINSIGHT CEO.

   "We are excited to be able to tap into DynCorp's extensive experience and knowledge of the management services marketplace. The merger of DynCorp Management Resources' multi-state operations with our own gives us a 17-state coverage footprint immediately, along with a broadened service set and contract revenue backlog of more than $100 million."

   Paul Lombardi, president and CEO of DynCorp, believes that the merger provides greater value to state and local governments. "State and local governments are increasingly turning to the private sector for management expertise, operations staffing and technology solutions.

   "The outsourced program management expertise DMR has built up over the last five years, combined with TEKINSIGHT'S successful track record of building technology solutions, creates compelling value to state and local governments looking for a provider that can provide a balanced, comprehensive set of outsourced services," said Lombardi.

   About DynCorp Management Resources

   DynCorp Management Resources Inc. (DMR) is a subsidiary of DynCorp, a $1.8 billion, employee-owned company that provides diverse information technology and outsourcing services to government clients. Founded in 1946, DynCorp employs more than 20,000 professional and technical workers who perform services at 550 company and customer locations worldwide.

   DMR was formed in 1996 to leverage DynCorp's strengths and to deliver high-quality service to state and local governments. DMR currently serves more than a dozen clients in 12 states providing a variety of information technology and business process outsourcing services.

   About TEKINSIGHT

   TEKINSIGHT helps governments transform by using innovative technology and management techniques to increase efficiency in government operations and improve access to government functions. The company's comprehensive Government Transformation Methodology includes consulting, infrastructure planning and deployment, application development, legacy integration and support.

   TEKINSIGHT'S ePluribus(TM) Software Suite is comprised of custom and modular e-government applications that enable governments to process tax and violation payments, licenses, parks and recreation management, deeds and more online and in real-time.

   TEKINSIGHT'S ProductivIT(TM) suite of Internet-based applications is a completely customizable IT support enhancement tool designed to aid in the diagnosis and resolution of hardware and software application issues in any size environment.

   TEKINSIGHT competes in the government technology space shared with companies such as National Information Consortium Inc. (Nasdaq:EGOV) and Maximus (NYSE:MMS). For additional information on TEKINSIGHT, visit www.TEKINSIGHT.com.

   Forward-Looking Statements

   This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the operation of a newly combined entity as described above, the impact of government procurement regulations on the agreements to be transferred to and to be entered into by the combined company as described above, the ability to turn the projected contract backlog into revenue and net income by the combined company, the ability of the combined company to be properly managed by the current and future management teams, the continuing desire of state and local governments to outsource to private contractors the performance of government services, and the continuation of general economic and business conditions that are conducive to government outsourcing of service performance. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by TEKINSIGHT.com, or any other person that the projected outcomes can or will be achieved.

   Additional Information and Where to Find It

   TEKINSIGHT plans to mail a Proxy Statement to its shareholders with respect to the proposed merger. Shareholders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information regarding TEKINSIGHT, DMR, the proposed merger, the persons soliciting proxies relating to the proposed merger, their interests in the proposed merger and other related matters. Shareholders will be able to obtain free copies (when available) of the Proxy Statement and any other relevant documents through the Web site maintained by the U.S. Securities and Exchange Commission (the "SEC") at http://www.sec.gov. Free copies of the Proxy Statement and any other relevant documents may also be obtained (when available) from TEKINSIGHT by directing a request to TEKINSIGHT.com Inc., 18881 Von Karman Ave., Suite 250, Irvine, Calif. 92612, attention: Linda Wise, telephone: 949/955-0078, ext. 115.

   In addition to the Proxy Statement, TEKINSIGHT files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports, statements or other information filed by TEKINSIGHT at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549 or at any of the SEC's other public reference rooms in New York and Chicago. Call the SEC at 800/SEC-0330 for further information regarding the public reference rooms. TEKINSIGHT'S filings with the SEC are also available to the public from commercial document-retrieval services and through the Web site maintained by the SEC at http://www.sec.gov.

   TEKINSIGHT and its directors, executive officers and certain other employees and members of management may be deemed to be soliciting proxies from shareholders of TEKINSIGHT in favor of the proposed merger. Information concerning the participants in the solicitation, including a description of their direct and indirect interest in TEKINSIGHT, is set forth as of Oct. 13, 2000 in TEKINSIGHT'S Annual Report on Form 10-K (as amended) for the year ended June 30, 2000. Updated information concerning the participants will be set forth in the Proxy Statement.

CONTACT:
TEKINSIGHT, Irvine
Linda Wise, 949/955-0078, ext. 115
Lwise@TEKINSIGHT.com

DynCorp
Charlene Wheeless, 703/261-4622
charlene.wheeless@dyncorp.com

       URL: http://www.businesswire.com

LOAD-DATE: April 26, 2001